SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                January 22, 2004

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On January 22, 2004 registrant issued a press release entitled "KBR reviews terms and conditions of major contracts in support of U.S. troops."

         The text of the press release is as follows:

               KBR REVIEWS TERMS AND CONDITIONS OF MAJOR CONTRACTS
                            IN SUPPORT OF U.S. TROOPS

HOUSTON, Texas - Last week Halliburton announced the award of two contracts through a full and fair competitive bidding process from the U.S. government. These competitively bid contracts are to support U.S. troops in the Middle East and, combined with the existing support contracts, mark an unprecedented service contract mix and value exceeding $9 billion. KBR is the engineering and construction subsidiary of Halliburton (NYSE:HAL).

This news release reviews the terms and conditions of these competitively bid contracts and highlights Halliburton's internal control systems that ensure these critical support contracts comply with all government regulations.

The first competitively bid award last week was from the U.S. Army Corps of Engineers' Transatlantic Programs Center (CENTCOM) for an ID/IQ contract which has a monetary ceiling set at $500 million for the first year of the contract. The contract will have four one-year options, and the option years will have a yearly ceiling of $250 million on each contract. An ID/IQ contract is designed to provide a quick response contracting capability to rapidly changing environments within the CENTCOM's areas of operation, which encompass 25 nations from the Horn of Africa into Central Asia. The contracts will be used to support U.S. military operations, other U.S. government agencies, or friendly foreign governments under established agreements. KBR will be called upon to provide a full range of engineering services such as construction, including new work, restoration, renovation or repair; combined design-build activities; and temporary base operations and short-term operations and maintenance services.

The second competitively bid award was also from the US Army Corps of Engineers for another ID/IQ contract to continue its operations for the Restore Iraqi Oil
(RIO) program in the southern section of Iraq. The contract, which was awarded through a full and fair competitive bidding process, completes the pre-war

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acquisition  plan to  replace  the  original  war time  emergency  contract.  It
involves  the   rebuilding  of  Iraq,  one  of  the  largest  and  most  complex reconstruction undertakings of the past half century. Under this contract, KBR's major centers of operation include Baghdad, Basrah and Kirkuk, Iraq, as well as Kuwait City.

The company believes the award of this contract validates the decision of the Army Corps of Engineers last year. KBR was chosen because it is the best qualified company with a proven track record of the ability to perform.

This 24-month competitively bid contract is a cost-plus award fee with three one-year options. The maximum value for the life of the competitively bid contract for the southern oil fields will be $1.2 billion. The actual amount of the competitively bid contract capacity will depend on requirements that are based on conditions on the ground at the time.

Current support competitively bid contract activity includes a 10-year Task Order contract known as LOGCAP III, with a one-year base period and nine one-year options with a current contract value of $3.6 billion. The cost-plus fee is 1% with a possible award fee of 2%. Of the $3.6 billion, KBR has completed approximately 60% of the contract. Established by the U.S. Army Materiel (AMC) to fulfill the Department of Defense's global mission during contingency events, LOGCAP III provides the military with additional capabilities to rapidly support and augment the logistic requirements of its deployed forces through use of a civilian contract. KBR has hired workers from more than 38 nations to work on the LOGCAP contract. They must be ready to furnish these warfighter services 24 hours a day, 7 days a week, and 365 days a year under any condition and at any location around the globe.

Under the competitively bid contract, KBR provides for the construction of facilities and infrastructure of base camps including billeting, mess hall, food preparation, potable water, sanitation, showers, laundry, transportation, utilities, warehousing and other logistical support. Also included is support of the Reception, Staging, Onward Movement, and Integration (RSOI) process of U.S. Forces as they enter or depart their theater of operation by sea, air or rail.

Another existing competitively bid contract to support US troops overseas is the Balkans Support Contract which is a logistics support contract awarded on behalf of U.S. Army Europe, headquartered in Germany. The competitively bid contract was awarded in 1999 for a period of up to five years. The current competitively bid contract value is estimated at $1.8 billion and is approximately 92% complete. Under the competitively bid contract, KBR provides full logistic

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services to U.S. troops in the Balkans including quality of life services,  base camp support, transportation and maintenance services, USAF base support operations, as well as construction of temporary facilities for the U.S. forces deployed in Hungary, Croatia and Bosnia in support of Operation Joint Forge.

An integral part of performing these critical support contracts is complying with the government contract regulations prescribed in the contracts and governed by the Federal Acquisition Regulation (FAR). KBR consistently complies with these requirements and maintains a system of internal controls which assure compliance with these rules. While KBR receives oversight by many government audit agencies, it is the integrity of the company's own audit practices which provide the most diligent compliance.

"KBR implements strict internal compliance and oversight practices which allow us to correct any irregularities and replenish, if necessary, any client for any possible irregular overcharge on any of these contracts," said Randy Harl president and chief executive officer, KBR. "We take seriously our commitment to represent the American taxpayer and implement employ strict internal controls through a continuous effort of oversight."

 A recent example of this diligence is the identification and disclosure of a potential over billing of approximately $6 million by a subcontractor under the LOGCAP contract in Iraq. Halliburton Audit Services is the internal audit function of the company and has a direct reporting relationship to the Audit Committee of Halliburton's Board of Directors. This internal audit function, which continually audits all financial aspects of the company operations, detected this potential over billing.

 In accordance with company policy and government regulation, this potential overcharge was reported to the Department of Defense Inspector General's office as well as to the contract customer.

This is one of many ways that KBR ensures that our contract practices are compliant with internal procedures and government contract regulations. KBR will ensure that questionable charges will be credited to the government and will seek recovery from the offending subcontractor. If any employees or former employees are suspected of illegal activity, the matter will be referred to the appropriate legal authorities.

 "It is the combination of these audit services that provides our customers the confidence to award and re-award such significant government contracts to our firm," added Harl.

"As a company with a successful history of government contracting, as well as a dedicated set of corporate values and ethics, we continue to uphold honesty and integrity throughout our business practices."

Halliburton is proud to serve the US military in the middle east and appreciative of the continued confidence of our customers evidenced by these significant contract awards.

For more than 60 years, during both Democrat and Republican administrations, Halliburton has a record of service to the defense to the United States. We built war ships for the Navy in World War II, and we have supported troops in Somalia, Rwanda Haiti, the Balkans and Afghanistan. In the first Gulf War, we helped bring under control half the oil wells in Kuwait. Halliburton employees are prepared to meet the challenge regardless of the difficulties and risks involved.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     January 22, 2004             By: /s/ Michael A. Weberpal
                                          ------------------------------------
                                               Michael A. Weberpal
                                               Assistant Secretary and
                                               Assistant General Counsel